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                                                                      EXHIBIT 21

                                EXHIBIT NO. 21

                          Subsidiaries of Registrant



                                           Percentage     Jurisdiction or State
Subsidiaries                                 Owned           of Incorporation
                                             -----        ---------------------

Provident Community Bank                      100%            United States

Provident Financial Services, Inc.(1)         100%            South Carolina



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(1)  A wholly-owned subsidiary of Provident Community Bank.